UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
July 21, 2022

TENON MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41364	45-5574718
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

104 Cooper Court Los Gatos, CA	95032
(Address of registrant’s principal executive office)	(Zip code)

(408) 649-5760
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TNON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.  Entry into a Material Definitive Agreement

On July 21, 2022, Tenon Medical, Inc. (the “
Company
”) entered into a Settlement Agreement and General Release of All Claims (the “
Settlement Agreement
”) with Key Medical, Inc. (“
Key Medical
”) and Kal Mentak (the “
Claimant
”) to settle all claims and counterclaims in AAA Case No. 01-21-0016-3950 (the “
Action
”), an arbitration claim filed by the Claimant before the American Arbitration Association (the “
AAA
”) alleging breach of contract
and other claims against
the Company, in connection with claims related to Key Medical and Claimant’s consulting and/or employment relationship with the Company.

Pursuant to the Settlement Agreement, he Company has agreed to (i) pay Key Medical the total gross sum of one million two hundred thousand dollars ($1,200,000) (the “
Payment
”) and (ii) completely release and forever discharge Key Medical and Claimant and his respective heirs, family members, executors, agents, and assigns (collectively, the “Claimant Releasees") from, and not to sue concerning, or in any manner to institute, prosecute, or pursue, any and all claims, rights, demands, actions, obligations, liabilities, attorneys' fees, claims and causes of action of any and every kind, nature and character whatsoever on or before July 27, 2022 that the Company may now have or has ever had against the Claimant Releases (including claims that are unknown or unanticipated) as further described in the Settlement Agreement (the consideration set forth in clauses (i) and (ii) above is referred to herein as the “Company Settlement Consideration”).

In exchange for the Company Settlement Consideration, Key Medical and the Claimant have agreed to release and forever discharge the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, subsidiaries, predecessor and successor corporations, and assigns (collectively, the “Tenon Releasees”) from, and agree not to sue concerning, or in any manner to institute, prosecute, or pursue, any and all claims, rights, demands, actions, obligations, liabilities, attorneys' fees, claims and causes of action of any and every kind, nature and character whatsoever, which Key Medical or Claimant may now have or has ever had against the Tenon Releasees (including claims that are unknown or unanticipated) as further described in the Settlement Agreement.

Within five (5) business days of the Company paying the Payment, counsel for Claimant and the Company shall coordinate to jointly inform AAA that all conditions of settlement have been met and jointly seek a dismissal with prejudice of all claims and counterclaims.

The parties to the Settlement Agreement agreed that its execution and the payment of the Payment or other benefits required by the Settlement Agreement shall not be construed as an admission of wrongdoing or liability by the parties.

The terms of the Settlement Agreement are to be governed by the laws of the State of California

The foregoing summary of the material terms of the Settlement Agreement is not complete and is qualified in its entirety by reference to the text of the Settlement Agreement, a copy of which is filed herewith as Exhibit 10.1, the terms of which are incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Settlement Agreement and General Release of All Claims, by and between Tenon Medical, Inc., and Key Medical, Inc., and Kal Mentak; dated July 21, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27 , 2022	TENON MEDICAL, INC.

	By:	/s/ Steven M. Foster
	Name:	Steven M. Foster
	Title:	Chief Executive Officer and President